                                                                   Exhibit 4 (d)

================================================================================

                                 EDO CORPORATION

                          SUBORDINATED DEBT SECURITIES

                              ---------------------

                                    INDENTURE

                             Dated as of [---------]

                              ---------------------

                              ---------------------

                                   [---------]

                                     Trustee

                              ---------------------

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                                      Indenture Section
----------------                                                                   -----------------
310(a)(1).......................................................................          7.10
   (a)(2).......................................................................          7.10
   (a)(3).......................................................................          N.A.
   (a)(4).......................................................................          N.A.
   (a)(5).......................................................................          7.10
   (b)..........................................................................          7.10
   (c)..........................................................................          N.A.
311(a)..........................................................................          7.11
   (b)..........................................................................          7.11
   (c)..........................................................................          N.A.
312(a)..........................................................................          2.07
   (b)..........................................................................         14.03
   (c)..........................................................................         14.03
313(a)..........................................................................          7.06
   (b)(1).......................................................................          7.06
   (b)(2).......................................................................          7.07
   (c)..........................................................................   7.06; 14.02
   (d)..........................................................................          7.06
314(a)..........................................................................   4.03; 14.02
   (b)..........................................................................         11.02
   (c)(1).......................................................................         14.04
   (c)(2).......................................................................         14.04
   (c)(3).......................................................................          N.A.
   (d)..........................................................................          N.A.
   (e)..........................................................................         14.05
   (f)..........................................................................          N.A.
315(a)..........................................................................          7.01
   (b)..........................................................................   7.05, 14.02
   (c)..........................................................................          7.01
   (d)..........................................................................          7.01
   (e)..........................................................................          6.11
316(a) (last sentence)..........................................................          2.11
   (a)(1)(A)....................................................................          6.05
   (a)(1)(B)....................................................................          6.04
   (a)(2).......................................................................          N.A.
   (b)..........................................................................          6.07
   (c)..........................................................................          2.14
317(a)(1).......................................................................          6.08
   (a)(2).......................................................................          6.09

   (b)..........................................................................    2.06
318(a)..........................................................................   14.01
   (b)..........................................................................    N.A.
   (c)..........................................................................   13.01

N.A. means not applicable.
* This Cross Reference Table is not part of this Indenture.

                                TABLE OF CONTENTS

ARTICLE 1.  DEFINITIONS AND INCORPORATION BY REFERENCE .........................    1

Section 1.01.         Definitions...............................................    1
Section 1.02.         Other Definitions.........................................    9
Section 1.03.         Incorporation by Reference of Trust Indenture Act.........    9
Section 1.04.         Rules of Construction.....................................    9

ARTICLE 2.  THE SECURITIES .....................................................   10

Section 2.01.         Form Generally............................................   10
Section 2.02.         Securities in Global Form.................................   10
Section 2.03.         Title and Terms...........................................   11
Section 2.04.         Execution, Authentication, Delivery and Dating............   14
Section 2.05.         Registrar and Paying Agent................................   15
Section 2.06.         Paying Agent to Hold Money in Trust.......................   16
Section 2.07.         Holder Lists..............................................   16
Section 2.08.         Registration, Registration of Transfer and Exchange.......   16
Section 2.09.         Replacement Securities....................................   19
Section 2.10.         Outstanding Securities....................................   19
Section 2.11.         Treasury Securities.......................................   20
Section 2.12.         Temporary Securities......................................   20
Section 2.13.         Cancellation..............................................   20
Section 2.14.         Payment of Interest.......................................   20
Section 2.15.         Persons Deemed Owners.....................................   21
Section 2.16.         Computation of Interest...................................   21
Section 2.17.         CUSIP Numbers.............................................   22

ARTICLE 3.  REDEMPTION AND PREPAYMENT ..........................................   22

Section 3.01.         Right to Redeem; Notices to Trustee.......................   22
Section 3.02.         Selection of Securities to Be Redeemed....................   22
Section 3.03.         Notice of Redemption to Holders...........................   22
Section 3.04.         Effect of Notice of Redemption............................   24
Section 3.05.         Deposit of Redemption Price...............................   24
Section 3.06.         Securities Redeemed in Part...............................   24

ARTICLE 4.  COVENANTS ..........................................................   24

Section 4.01.         Payment of Securities.....................................   24
Section 4.02.         Maintenance of Office or Agency...........................   24
Section 4.03.         Reports...................................................   25
Section 4.04.         Compliance Certificate....................................   26

ARTICLE 5.  SUCCESSORS .........................................................   26

Section 5.01.         Merger, Consolidation or Sale of Assets...................   26
Section 5.02.         Successor Corporation Substituted.........................   27

ARTICLE 6.  DEFAULTS AND REMEDIES ..............................................   27

Section 6.01.         Events of Default.........................................   27
Section 6.02.         Acceleration..............................................   28
Section 6.03.         Other Remedies............................................   29
Section 6.04.         Waiver of Past Defaults...................................   29
Section 6.05.         Control by Majority.......................................   29
Section 6.06.         Limitation on Suits.......................................   30
Section 6.07.         Rights of Holders of Securities to Receive Payment and
                      Convert...................................................   30
Section 6.08.         Collection Suit by Trustee................................   30
Section 6.09.         Trustee May File Proofs of Claim..........................   31
Section 6.10.         Priorities................................................   31
Section 6.11.         Undertaking for Costs.....................................   32

ARTICLE 7.  TRUSTEE ............................................................   32

Section 7.01.         Duties of Trustee.........................................   32
Section 7.02.         Rights of Trustee.........................................   33
Section 7.03.         Individual Rights of Trustee..............................   34
Section 7.04.         Trustee's Disclaimer......................................   34
Section 7.05.         Notice of Defaults........................................   34
Section 7.06.         Reports by Trustee to Holders of the Securities...........   35
Section 7.07.         Compensation and Indemnity................................   35
Section 7.08.         Replacement of Trustee....................................   36
Section 7.09.         Successor Trustee by Merger, etc..........................   37
Section 7.10.         Eligibility; Disqualification.............................   37
Section 7.11.         Preferential Collection of Claims Against Company.........   37

ARTICLE 8.  LEGAL DEFEASANCE AND COVENANT DEFEASANCE ...........................   37

Section 8.01.         Option to Effect Legal Defeasance or Covenant Defeasance..   37
Section 8.02.         Legal Defeasance and Discharge............................   38
Section 8.03.         Covenant Defeasance.......................................   38
Section 8.04.         Conditions to Legal or Covenant Defeasance................   39
Section 8.05.         Deposited Money and Government Securities to be Held in
                      Trust; Other Miscellaneous Provisions.....................   40
Section 8.06.         Repayment to Company......................................   40
Section 8.07.         Reinstatement.............................................   40

ARTICLE 9.  AMENDMENT, SUPPLEMENT AND WAIVER ...................................   41

Section 9.01.         Without Consent of Holders of Securities..................   41
Section 9.02.         With Consent of Holders of Securities.....................   42
Section 9.03.         Compliance with Trust Indenture Act.......................   44
Section 9.04.         Revocation and Effect of Consents.........................   44
Section 9.05.         Notation on or Exchange of Securities.....................   44
Section 9.06.         Trustee to Sign Amendments, etc...........................   44
Section 9.07.         Effect of Supplemental Indentures.........................   44

ARTICLE 10.  SINKING FUNDS .....................................................   45

Section 10.01.        Applicability of Article..................................   45
Section 10.02.        Satisfaction of Sinking Fund Payments with Securities.....   45
Section 10.03.        Redemption of Securities for Sinking Fund.................   45

ARTICLE 11.  SUBORDINATION .....................................................   46

Section 11.01.        Agreement to Subordinate..................................   46
Section 11.02.        Liquidation; Dissolution; Bankruptcy......................   46
Section 11.03.        Default on Designated Senior Debt.........................   46
Section 11.04.        Acceleration of Securities................................   47
Section 11.05.        When Distribution Must Be Paid Over.......................   47
Section 11.06.        Notice by Company.........................................   47
Section 11.07.        Subrogation...............................................   48
Section 11.08.        Relative Rights...........................................   48
Section 11.09.        Subordination May Not Be Impaired by Company..............   48
Section 11.10.        Distribution or Notice to Representative..................   49
Section 11.11.        Rights of Trustee and Paying Agent........................   49
Section 11.12.        Authorization to Effect Subordination.....................   49
Section 11.13.        Trustee's Fees Not Subordinated...........................   49

ARTICLE 12.  SECURITY GUARANTEES ...............................................   50

Section 12.01.        Applicability of this Article.............................   50
Section 12.02.        Guarantee.................................................   50
Section 12.03.        Subordination of Security Guarantee.......................   51
Section 12.04.        Limitation on Guarantor Liability.........................   51
Section 12.05.        Release of Guarantors.....................................   51

ARTICLE 13.  SATISFACTION AND DISCHARGE ........................................   52

Section 13.01.        Satisfaction and Discharge................................   52
Section 13.02.        Application of Trust Money................................   52

ARTICLE 14.  MISCELLANEOUS .....................................................   53

Section 14.01.        Trust Indenture Act Controls..............................   53
Section 14.02.        Notices...................................................   53
Section 14.03.        Communication by Holders of Securities with Other Holders
                      of Securities.............................................   54
Section 14.04.        Certificate and Opinion as to Conditions Precedent........   54
Section 14.05.        Statements Required in Certificate or Opinion.............   55
Section 14.06.        Rules by Trustee and Agents...............................   56
Section 14.07.        No Personal Liability of Directors, Officers, Employees
                      and Stockholders..........................................   56
Section 14.08.        Governing Law.............................................   56
Section 14.09.        No Adverse Interpretation of Other Agreements.............   56
Section 14.10.        Successors................................................   56
Section 14.11.        Severability..............................................   56
Section 14.12.        Counterpart Originals.....................................   56

Section 14.13.        Table of Contents, Headings, etc..........................   57

                                    EXHIBITS

Exhibit A      FORM OF SECURITY

         INDENTURE dated as of [_______] between EDO Corporation, a Delaware corporation (the "Company"), and [____________], as trustee (the "Trustee").

         The Company has duly authorized the execution and delivery of this Indenture (as defined herein) to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (herein called the "Securities") to be issued in one or more series as provided in this Indenture.

         For and in consideration of the premises and purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Securities of each series thereof as follows:

              ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control", as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Bearer Security" means any Security, including any interest coupons appertaining thereto, that does not provide for the identification of the Holder thereof.

         "Board of Directors" means the board of directors of the Company (or any duly authorized committee thereof);

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

         (a) in the case of a corporation, corporate stock;

         (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

         (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

         (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Company" means EDO Corporation, and any and all successors thereto.

         "Company Order" means a written order signed in the name of the Company by an Officer and delivered to the Trustee or, with respect to Sections 2.04, 2.08, 2.09, 2.12 and 9.05 any other employee of the Company named in an Officers' Certificate delivered to the Trustee.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Credit Agreement" means the credit agreement, dated ____________, among the Company, _______, as syndication agent, the lenders party thereto, and _____________ as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including, without limitation, as to principal amount), modified, renewed, refunded, replaced or refinanced from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified pursuant to Section 2.03(a) hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Designated Senior Debt" means

         (a) any Indebtedness outstanding under the Credit Agreement; and

         (b) after payment in full of all Obligations under the Credit Agreement, any other Senior Debt permitted under this Indenture the principal amount of which is $35.0 million or more and that has been designated by the Company as "Designated Senior Debt."

         "Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02 hereof.

         "Domestic Subsidiary" means any Restricted Subsidiary organized under the laws of the United States or any state of the United States or the District of Columbia.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of determination.

         "Global Security" or "Global Securities" means any Security or Securities, as the case may be, in the form established pursuant to Section 2.02 evidencing all or a part of a series of Securities issued to the Depositary of such series or its nominee and registered in the name of such Depositary or nominee.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Guarantor" means with respect to Securities of any series, any Domestic Subsidiary who has guaranteed the Company's obligations under this Indenture and with respect to such series of Securities pursuant to Article 12 hereof; provided that upon the release and discharge of any Person from its Security Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates.

         "Holder" means a Person in whose name a Security is registered.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

         (a) in respect of borrowed money;

         (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

         (c) in respect of banker's acceptances;

         (d) representing Capital Lease Obligations;

         (e) representing the balance deferred and unpaid of the purchase price of any property; or

         (f) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person, in each case limited to the maximum amount of liability of the specified Person with respect to such Lien or Guarantee on the date in question. Notwithstanding anything in the foregoing to the contrary, Indebtedness shall not include trade payables or accrued expenses for property or services incurred in the ordinary course of business.

         The amount of any Indebtedness issued with original issue discount will be the accreted value of such Indebtedness.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company or, if applicable, a Guarantor, by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, or, if applicable, a Guarantor, that meets the requirements of Section 14.05 hereof.

         "Opinion of Counsel" means, as to the Company or, if applicable, a Guarantor, an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 14.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Permitted Junior Securities" means Equity Interests in the Company or any Guarantor or debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Securities of a series and the related Security Guarantees, if any, are subordinated to Senior Debt pursuant to this Indenture.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Redemption Date," when used with respect to any Security to be redeemed, shall mean the date specified for redemption of such Security in accordance with the terms of such Security and this Indenture.

         "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Registered Security" means any Security in the form (to the extent applicable thereto) established pursuant to Section 2.01 hereof which is registered on the books of the Registrar.

         "Regular Record Date" for the interest payable on any Interest Payment Date on the Registered Securities of any series means the date specified for that purpose as contemplated by Section 2.03(a) hereof.

         "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Subsidiary" means any direct or indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Guarantee" means, with respect to the Securities of any series, the Guarantee with respect to the Securities of such series by each Guarantor pursuant to Article 12 hereof and a supplemental indenture.

         "Securities" has the meaning assigned to it in the preamble to this Indenture.

         "Senior Debt" of the Company or a Guarantor, as the case may be, means, with respect to the Securities of any series and any applicable Security Guarantee thereof (except as otherwise specified as contemplated by Section 2.03(a) hereof):

         (a) all obligations of the Company or any Guarantor, as the case may be, related to the Credit Agreement, whether for principal, premium, if any, interest, including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company or such Guarantor under applicable bankruptcy laws, whether or not such interest is lawfully allowed as a claim after such filing, and all other amounts payable in connection therewith, including, without limitation, any fees, premiums, penalties, expenses, reimbursements, indemnities, damages and other liabilities; and

         (b) the principal of, premium, if any, and interest on all other Indebtedness of the Company or any Guarantor, as the case may be, other than the Securities, and all Hedging Obligations, in each case whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness or Hedging Obligation, the instrument creating or evidencing the Indebtedness or Hedging Obligation expressly provides that such Indebtedness or Hedging Obligation shall not be senior in right of payment to the Securities.

         Notwithstanding the foregoing, "Senior Debt" does not include:

         (a) Indebtedness evidenced by the Securities and the Security
Guarantees;

         (b) Indebtedness of the Company or any applicable Guarantor that is expressly subordinated in right of payment to any Senior Debt of the Company or such Guarantor or the Securities or the applicable Security Guarantee;

         (c) Indebtedness of the Company or any applicable Guarantor that by operation of law is subordinate to any general unsecured obligations of the Company or such Guarantor;

         (d) Indebtedness of the Company or any applicable Guarantor to the extent incurred in violation of any covenant prohibiting the incurrence of Indebtedness applicable to the Securities of such series or the Security Guarantee thereof;

         (e) any liability for federal, state or local taxes or other taxes, owed or owing by the Company or any applicable Guarantor;

         (f) accounts payable or other liabilities owed or owing by the Company or any applicable Guarantor to trade creditors, including guarantees thereof or instruments evidencing such liabilities;

         (g) amounts owed by the Company or any applicable Guarantor for compensation to employees or for services rendered to the Company or such Guarantor;

         (h) Indebtedness of the Company or any applicable Guarantor to any Restricted Subsidiary or any other Affiliate of the Company or such Guarantor;

         (i) Capital Stock of the Company or any applicable Guarantor;

         (j) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 of the U.S. Code is without recourse to the Company or any Restricted Subsidiary; and

         (k) other Indebtedness identified for any series of Securities pursuant to Section 2.03(a) hereof.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Special Record Date" for the payment of any Defaulted Interest on the Registered Securities of any issue means a date fixed by the Trustee pursuant to
Section 2.14 hereof.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by the Company and/or by one or more of its Restricted Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as amended.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

         (a) has no Indebtedness other than Indebtedness that is without recourse to the Company or its Restricted Subsidiaries;

         (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

         (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any (a) continuing direct or indirect obligation to subscribe for additional Equity Interests or (b) direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

         (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02. Other Definitions.

                                                     Defined in
                       Term                           Section
--------------------------------------------------   ----------
"Bankruptcy Law" .................................      4.01
"Covenant Defeasance".............................      8.03
"Defaulted Interest"..............................      2.14
"Designated Senior Debt"..........................      10.2
"Event of Default"................................      6.01
"Legal Defeasance"................................      8.02
"Paying Agent"....................................      2.05
"Registrar".......................................      2.05

Section 1.03. Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities;

         "indenture security Holder" means a Holder of a Security;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Securities and the Security Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Securities and the Security Guarantees, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

         Unless the context otherwise requires:

         (a)      a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c)      "or" is not exclusive;

         (d) words in the singular include the plural, and in the plural include the singular;

         (e)      provisions apply to successive events and transactions; and

         (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                            ARTICLE 2. THE SECURITIES

Section 2.01. Form Generally

         The Securities of each series shall be substantially in the form of Exhibit A hereto or in such other form as shall be established by delivery to the Trustee of an Officers' Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities as evidenced by their execution of the Securities.

         The permanent Securities shall be printed, lithographed, engraved or cord processed or produced by any combination of these methods or may be produced in any other manner, provided that such method is permitted by the rules of any securities exchange on which such Securities may be listed, all as determined by the Officers executing such Securities as evidenced by their execution of such Securities.

Section 2.02. Securities in Global Form.

         If Securities of a series are issuable as a Global Security, as specified as contemplated by Section 2.03(a) hereof, then, notwithstanding clause (9) of Section 2.03(a) hereof and the provisions of Section 2.03(b) hereof, any such Global Security shall represent such of the outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon or otherwise notated on the books and records of the Registrar and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the aggregate principal amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by the Holder thereof as required by Section
2.08 hereof.

         Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Permanent Global Securities will be issued in definitive form.

         The provisions of the last sentence of Section 2.04 hereof shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Company, and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 14.04 or 14.05 hereof and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 2.04 hereof.

         Notwithstanding the provisions of Sections 2.02 and 2.14 hereof, unless otherwise specified as contemplated by Section 2.03(a) hereof, payment of principal of and any interest on any Global Security shall be made to the person or persons specified therein.

         None of the Company, the Guarantor, if any, the Trustee of such series of Securities, any Paying Agent or Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.03. Title and Terms.

         (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. There shall be established and, subject to
Section 2.04 hereof, set forth, or determined in the manner provided, in an Officers' Certificate or established in one or more indentures supplemental hereto, prior to the issuances of Securities of any series, any or all of the following, as applicable:

                  (1) the title and series designation of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

                  (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.08, 2.09, 2.12, 3.06,
         9.05 or 10.03 hereof and except for any Securities which, pursuant to
         Section 2.04 hereof, are deemed never to have been authenticated and delivered hereunder);

                  (3) the price or prices at which the Securities of the series will be issued;

                  (4) if the Securities of the series will be guaranteed and the terms of any such Security Guarantees;

                  (5) the date or dates on which the principal amount and premium, if any, of the Securities of the series is payable;

                  (6) the interest rate or rates or the method for calculating the interest rate, which may be fixed or variable, of the Securities of the series, the date or dates from which any such interest shall accrue and the Interest Payment Dates on which such interest shall be payable, subject to the right, if any, of the Company to defer or extend an Interest Payment Date and the duration of such deferral or extension;

                  (7) the place or places where, subject to the provisions of Section 4.02 hereof, the principal of, premium, if any, and interest on Securities of the series will be payable and where any Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

                  (8) the right, if any, to redeem the Securities of the series and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part;

                  (9) any mandatory or optional sinking fund or analogous provisions;

                  (10) whether the Securities of the series will be secured and any provisions relating to the security provided;

                  (11) if and the terms and conditions upon which the Securities of the series may or must be converted into securities of the Company or exchanged for securities of the Company or another enterprise;

                  (12) if other than the principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 hereof;

                  (13) whether the Securities of the series, in whole or any specified part, shall not be defeasible pursuant to Section 8.04 or
         8.05 hereof or both such Sections and, if other than by an Officers' Certificate, the manner in which any election by the Company to defease such Securities shall be evidenced;

                  (14) any addition to or change in the Events of Default which apply to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02 hereof;

                  (15) if other than U.S. dollars, the currency or currencies in which payment of the principal of, premium, if any, and interest on the Securities of the series shall be payable and whether the Securities of the series may be satisfied and discharged other than as provided in Article 8 hereof;

                  (16) any terms applicable to Original Issue Discount, if any, (as that term is defined in the Internal Revenue Code of 1986 and the Regulations thereunder) including the rate or rates at which such Original Issue Discount, if any, shall accrue;

                  (17) if the Securities of the series may be issued or delivered (whether upon original issuance or upon exchange of a temporary Security of such series or otherwise), or any installment of principal of, or any premium or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in this Indenture, the form and terms of such certificates, documents or conditions;

                  (18) whether the Securities of the series may be represented initially by a Security in temporary or permanent global form and, if so, the Depositary with respect to any such temporary or permanent Global Security, and if other than as provided in Section
         2.08 or 2.12 hereof, as applicable, whether and the circumstances under which beneficial owners of interests in any such temporary or permanent Global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination;

                  (19) whether Securities of the series are to be issued as Registered Securities, Bearer Securities or both, the terms and conditions relating to the applicable form, including, but not limited to, tax compliance, registration and transfer procedures and, if in registered form, the denominations in which any Registered Securities of the series will be issuable if other than denominations of $1,000 and any integral multiple thereof and if in bearer form, the denominations in which any Bearer Securities will be issuable;

                  (20) any special United States federal income tax considerations applicable to the Securities of the series;

                  (21) any addition to or change in the covenants set forth in Article 4 hereof which apply to Securities of the series;

                  (22) whether the subordination provisions of Article 11 hereof apply to the Securities of the series or any different subordination provisions, including a different definition of "Senior Debt," apply to the Securities of the series; and

                  (23) any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01(i) hereof).

         All Securities of any one series shall be substantially identical except as to denomination and the rate or rates of interest, if any, and Stated Maturity, the date from which interest, if any, shall accrue and except as may otherwise be provided in or pursuant to an Officers' Certificate pursuant to this Section 2.03(a) or in any indenture supplemental hereto.

         All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series or for the establishment of additional terms with respect to the Securities of such series.

         If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of any appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

         (b) Unless otherwise provided as contemplated by Section 2.03(a) hereof with respect to any series of Securities, the Securities of such series shall be issuable in denominations of $1,000 or integral multiples thereof.

Section 2.04. Execution, Authentication, Delivery and Dating.

         Two Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

         A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         At any time and from time to time after the execution and delivery of this Indenture (and subject to delivery of an Officers' Certificate or a supplemental indenture as set forth in Section 2.03(a) hereof with respect to the initial issuance of Securities of any series), the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities. If the forms or terms of the Securities of the series have been established in or pursuant to one or more Officers' Certificates as permitted by Sections 2.01 and 2.03(a) hereof, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating:

         (a) that the form or forms and terms of such Securities have been duly authorized by the Company and established in conformity with the provisions of this Indenture; and

         (b) that such Securities when authenticated and delivered by the Trustee or its authenticating agent and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to customary exceptions.

         Notwithstanding the provisions of Section 2.03(a) hereof and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 2.03(a) hereof and the Opinion of Counsel required by the preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. The Trustee's certificate of authentication shall be in substantially the following form:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                     [______________________],
                                                     as Trustee

                                                     By:

                                                     Authorized Officer

         Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.13 hereof together with a written statement (which need not comply with Section 14.04 or 14.05 hereof and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 2.05. Registrar and Paying Agent.

         The Company shall maintain, with respect to each series of Securities, an office or agency where such Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange.

The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

Section 2.06. Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of Securities of any series or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on such series of Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.07. Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of each series of Securities and shall otherwise comply with TIA
Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of such series of Securities and the Company shall otherwise comply with TIA Section 312(a).

Section 2.08. Registration, Registration of Transfer and Exchange.

         Upon surrender for registration of transfer of any Securities of a series at an office or agency of the Company designated pursuant to Section 4.02 hereof for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Securities from the

Holder requesting such registration of transfer or exchange (other than any exchange of a temporary Security for a permanent Security not involving any change in ownership or any exchange pursuant to Section 2.12, 3.06, 9.05 or 10.3 hereof, not involving any transfer).

         Notwithstanding any other provisions (other than the provisions set forth in the sixth and seventh paragraphs) of this Section 2.08, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

         At the option of the Holder of Securities of any series, Securities of such series may be exchanged for other Securities of the same series of any authorized denomination or denominations of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         Unless otherwise specified as contemplated by Section 2.03(a) hereof, if the Securities of any series shall have been issued in the form of one or more Global Securities, such series of Securities in global form will be exchanged for Securities of such series in permanent form if (i) the Depositary for the Securities of such series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series and a successor Depositary for the Securities of such series is not appointed by the Company within 120 days after the Company receives such notice, (ii) the Company in its sole discretion determines that the Securities of such series shall no longer be represented by such Global Security or Securities or (iii) an Event of Default with respect to the Securities of such series shall have occurred and be continuing. In any such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of permanent Securities of such series, will authenticate and deliver Securities of such series in permanent form and in an aggregate principal amount equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form.

         Notwithstanding the foregoing, except as otherwise specified in the preceding paragraph or as contemplated by Section 2.03(a) hereof, any Global Security shall be exchangeable only as provided in this paragraph. If the beneficial owners of interests in a Global Security are entitled to exchange such interests for permanent Securities of such series and of like principal amount and tenor but of another authorized form and denomination, as specified as contemplated by Section 2.03(a) hereof, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee permanent Securities in aggregate principal amount equal to the principal amount of such Global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such Global Security shall be surrendered by the Depositary with respect thereto to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for permanent Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such Global Security, an equal aggregate principal amount of permanent Securities of the same series of authorized denominations and of like tenor as the portion of such Global Security to be exchanged which shall be in the form of Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that notwithstanding the last paragraph of this Section 2.08 hereof, no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending on the relevant Redemption Date. If a Registered Security is issued in exchange for any portion of a Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest (as defined herein), interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such Global Security is payable in accordance with the provisions of this Indenture.

         Upon the exchange of a Security in global form for Securities in permanent form, such Security in global form shall be cancelled by the Trustee. All cancelled Securities held by the Trustee shall be destroyed by the Trustee in accordance with its customary procedures and, upon the Company's written request, a certificate of their destruction shall be delivered to the Company. Securities issued in exchange for a Security in global form pursuant to this
Section 2.08 hereof shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities as instructed in writing by the Depositary.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

         The Company shall not be required (i) to issue, register the transfer of or exchange any Securities of any series during a period beginning at the opening of 15 Business Days before any selection of Securities of such series to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Security of any series so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 2.09. Replacement Securities.

         If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.10. Outstanding Securities.

         The Securities of any series outstanding at any time are all the Securities of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.11 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9 hereof). In addition, in determining whether the Holders of the requisite principal amount of outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of a Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof pursuant to Section 6.02 hereof and (ii) the principal amount of a Security denominated in a foreign currency or currencies shall be the dollar equivalent, as determined on the date of original issuance of such Security, of the principal amount (or, in the case of a Discount Security, the dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security.

         If a Security is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

         If the principal amount of any Security is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.11. Treasury Securities.

         In determining whether the Holders of the required principal amount of Securities of any series have concurred in any direction, waiver or consent, Securities of such series owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of that series that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.12. Temporary Securities.

         Until certificates representing Securities of any series are ready for delivery, the Company may prepare and the Trustee, upon receipt of a Company Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities of the same series in exchange for temporary Securities.

         Holders of temporary Securities of any series shall be entitled to all of the benefits of this Indenture as permanent Securities of the same series.

Section 2.13. Cancellation.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Securities (subject to the record retention requirement of the Exchange Act). Upon the Company's written request, certification of the destruction of all canceled Securities shall be delivered to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.14. Payment of Interest.

         Unless otherwise provided as contemplated by Section 2.03(a) hereof with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

         If the Company defaults in a payment of interest on the Securities of any series which is payable ("Defaulted Interest"), it shall pay the Defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the Defaulted Interest, to the Persons who are Holders of the series on a subsequent Special Record Date, in each case at the rate provided in the Securities of that series and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Securities of a series and the date of the proposed payment. The Company shall fix or cause to be fixed each such Special Record Date and payment date, provided that no such Special Record Date shall be less than 10 days prior to the related payment date for such Defaulted Interest. At least 15 days before the Special Record Date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders of the series a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid.

         Subject to the foregoing provisions of this Section 2.14 and Section
2.08 hereof, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.15. Persons Deemed Owners.

         Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (except as otherwise specified as contemplated by Section 2.03(a) hereof and subject to Sections 2.08 and 2.14 hereof) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.16. Computation of Interest.

         Except as otherwise specified as contemplated by Section 2.03(a) hereof for Securities of any series, (i) interest on any Securities which bear interest at a fixed rate shall be computed on the basis of a 360-day year comprised of twelve 30-day months and (ii) interest on any Securities which bear interest at a variable rate shall be computed on the basis of the actual number of days in an interest period divided by 360.

Section 2.17. CUSIP Numbers.

         The Company, in issuing the Securities, may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of a series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities of such series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will provide prompt notice to the Trustee of any change in the "CUSIP" numbers with written notice to follow.

                       ARTICLE 3. REDEMPTION AND PREPAYMENT

Section 3.01. Right to Redeem; Notices to Trustee.

         Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.03(a) hereof for Securities of any series) in accordance with this Article 3. If the Company elects to redeem Securities of any series, it shall furnish to the Trustee, at least 45 days (or such shorter period as may be acceptable to the Trustee) but not more than 75 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Securities of such series to be redeemed, (iv) any other information necessary to identify the Securities of such series to be redeemed and (v) the Redemption Price.

Section 3.02. Selection of Securities to Be Redeemed.

         Unless otherwise specified as contemplated by Section 2.03(a) hereof with respect to any series of Securities, if less than all of the Securities of a series are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select the Securities to be redeemed or purchased among the Holders of the Securities of that Series in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Unless otherwise specified as contemplated by Section 2.03(a) hereof, Securities and portions of Securities selected will be in amounts of $1,000 or whole multiples of $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.03. Notice of Redemption to Holders.

         Unless otherwise specified as contemplated by Section 2.03(a) hereof with respect to any series of Securities, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address.

         The notice shall identify the Securities to be redeemed and shall state:

         (a)      the Redemption Date;

         (b)      the Redemption Price;

         (c) if less than all the outstanding Securities of any series are to be redeemed, the identification (and in the case of partial redemption, the principal amount) of the particular Security to be redeemed;

         (d) that, after the Redemption Date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

         (e)      the name and address of the Paying Agent;

         (f) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

         (g) that, unless the Company defaults in making such redemption payment, interest, if any, on Securities called for redemption ceases to accrue on and after the Redemption Date;

         (h) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed;

         (i) that the redemption is for a sinking fund, if such is the case; and

         (j) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date (or such shorter period as may be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

         Notwithstanding the foregoing, a redemption notice may be mailed more than 60 days prior to the Redemption Date if the notice is issued in connection with a defeasance of the Securities or satisfaction and discharge of this Indenture.

Section 3.04. Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption Price.

         Prior to 10:00 a.m. (Eastern Time) on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price of and accrued interest on all Securities of a series to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest on, all Securities to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption. If a Security is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such Regular Record Date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

Section 3.06. Securities Redeemed in Part.

         Upon surrender of a Security that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                               ARTICLE 4. COVENANTS

Section 4.01. Payment of Securities.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02. Maintenance of Office or Agency.

         The Company shall maintain in each place of payment for any series of Securities an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities of a series may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company also may from time to time designate one or more other offices or agencies where the Securities of a series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each place of payment for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 2.03(a) hereof, the Corporate Trust Office for the Trustee shall be the place of payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefore, provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the procedures of the Depositary for such Global Security shall be deemed to have been effected at the place of payment for such Global Security in accordance with the provisions of this Indenture.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 hereof.

Section 4.03. Reports.

         Whether or not required by the rules and regulations of the SEC, so long as any Securities of any series are outstanding, the Company shall furnish to the Holders of such series of Securities (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Section 314(a).

         Delivery of such reports to the Trustee is for informational purposes only and the Trustee's receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.04. Compliance Certificate.

         The Company and each Guarantor, if any, (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                              ARTICLE 5. SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of Assets.

         Unless otherwise specified as contemplated by Section 2.03(a) hereof, the Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

         (a) either: (i) the Company is the surviving corporation; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia; or

         (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee.

         In addition, the Company may not, directly or indirectly, lease all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person. This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of the Guarantors, as applicable.

Section 5.02. Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole in accordance with the provisions of Section 5.01 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein. When a successor assumes all the obligations of its predecessor under this Indenture and the Securities following a consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of 90% or more of the assets of the predecessor in accordance with the foregoing provisions, the predecessor shall be released from those obligations.

                        ARTICLE 6. DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

         Unless otherwise specified as contemplated by Section 2.03(a) hereof with respect to any series of Securities, an "Event of Default" occurs, with respect to each series of Securities individually, if:

         (a) the Company defaults in the payment when due of interest on the Securities of such series and such default continues for a period of 30 days;

         (b) the Company defaults in the payment when due of principal of or premium, if any, on the Securities of such series when the same becomes due and payable at maturity, upon redemption or otherwise;

         (c)      the Company fails to comply with any of the provisions of
Section 5.01 hereof if applicable to such series of Securities;

         (d) the Company fails to observe or perform any other covenant or other agreement in this Indenture applicable to such series of Securities or the Securities of such series for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of such series then outstanding voting as a single class;

         (e) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (i)      commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v)      generally is not paying its debts as they become due;

         (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case;

                  (ii) appoints a custodian of the Company or any of its Restricted Subsidiaries or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; or

                  (iii) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

         (g) except as permitted by this Indenture, any Security Guarantee relating to such series of Securities is held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor relating to such series of Securities, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under such Guarantor's Security Guarantee (unless such Guarantor could be released from its Guarantee in accordance with this Indenture and as specified pursuant to Section 2.03(a) hereof); or

         (h) any other Event of Default provided with respect to the Securities of that series, which is specified in a supplemental indenture hereto or an Officers' Certificate, in accordance with Section 2.03(a) hereof.

Section 6.02. Acceleration.

         If any Event of Default (other than an Event of Default specified in clause (e) or (f) of Section 6.01 hereof with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities of that series may declare all the Securities of that series to be due and payable immediately. Upon any such declaration, the Securities of that series shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (e) or (f) of Section 6.01 hereof occurs with respect to the Company, all outstanding Securities of that series shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Securities of a series by written notice to the Trustee may on behalf of all of the Holders of such series of Securities rescind an acceleration and its consequences if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived; provided (a) the Company has paid or deposited with the Trustee a sum sufficient to pay all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due to the Trustee under Section 7.07, and
(b) the rescission does not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03. Other Remedies.

         If an Event of Default with respect to a series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities of a series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security of such series in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

         Subject to Section 6.02, Holders of not less than a majority in aggregate principal amount of the then outstanding Securities of a series by notice to the Trustee may on behalf of the Holders of all of the Securities of such series waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Securities of that series (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Securities of a series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

         Holders of a majority in principal amount of the then outstanding Securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of such Securities or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

         A Holder of any Security of any series may pursue a remedy with respect to this Indenture or such series of Securities only if:

         (a) the Holder of a Security of such series gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Securities of such series make a written request to the Trustee to pursue the remedy;

         (c) the Holder of a Security of such series or Holders of Securities of such series offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities of such series do not give the Trustee a direction inconsistent with the request.

         A Holder of any Security may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07. Rights of Holders of Securities to Receive Payment and Convert.

         Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right to receive payment of principal of, premium, if any, and interest on such Security, on or after the respective due dates expressed in such Security (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Securities of any series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities of any series allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities of that series), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Securities for amounts due and unpaid on the Securities of any series for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of that series for principal, premium, if any and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Security of any series pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities of any series.

                                ARTICLE 7. TRUSTEE

Section 7.01. Duties of Trustee.

         (a) If an Event of Default with respect to the Securities of any series has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) With respect to the Securities of any series, except during the continuance of an Event of Default with respect to Securities of such series:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of paragraph
         (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor, if applicable, shall be sufficient if signed by an Officer of the Company or Guarantor, as applicable.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of Securities.

         (h) The permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee.

Section 7.03. Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

         If a Default or Event of Default occurs and is continuing with respect to a series of Securities and if it is known to the Trustee, the Trustee shall mail to Holders of Securities of such series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its

Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.

Section 7.06. Reports by Trustee to Holders of the Securities.

         Within 60 days after each ________ beginning with the ________ following the date of this Indenture, and for so long as Securities of any series remain outstanding, the Trustee shall mail to the Holders of the Securities of such series a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee also shall transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the SEC and each stock exchange on which the Securities are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities of any series may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a)      the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities of any series may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Securities of any series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11. Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

               ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

         Unless otherwise specified as contemplated by Section 2.03(a) hereof with respect to Securities of a particular series, the Company may elect, at its option, at any time, to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities of any series designated pursuant to Section 2.03(a) hereof as being defeasible (the "Defeased Securities") in accordance with any additional requirements provided pursuant to Section 2.03(a) hereof and upon compliance with the conditions set forth below in this Article 8. Any such election shall be evidenced by a Board Resolution set forth in an Officers' Certificate or in another manner specified as contemplated by Section 2.03(a) hereof for such Securities.

Section 8.02. Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 hereof of the option (if any) to have this Section 8.02 applied to any Securities of any series, the Company shall, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Defeased Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Defeased Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Defeased Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Defeased Securities to receive solely from the trust fund under
Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Defeased Securities when such payments are due, (b) the Company's obligations with respect to such Defeased Securities under Article 2 and Section 4.01 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under
Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option (if any) to have this Section 8.03 applied to any Securities of any series the Company and, if applicable, each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under Sections 4.03, 4.05 and 4.06 hereof and Articles 5 and 12 hereof and such other provisions as may be provided as contemplated by Section 2.03(a) hereof with respect to Securities of a particular series and with respect to the outstanding Defeased Securities on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Defeased Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders of such Defeased Securities (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Defeased Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Defeased Securities, the Company and, if applicable, each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof and Sections 6.01(c), (d) and (g) hereof shall not constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to a series of outstanding Securities:

         Unless otherwise specified as contemplated by Section 2.03(a) hereof with respect to any series of Securities, in order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, and interest on the outstanding Securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be;

         (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date this Indenture was first executed, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

         (d) the Company must deliver to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust;
              Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Defeased Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Defeased Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Defeased Securities.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Securities of a series and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such series of Securities shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07. Reinstatement.

         If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Defeased Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Defeased Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Defeased Securities to receive such payment from the money held by the Trustee or Paying Agent.

                   ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Securities.

         Notwithstanding Section 9.02 hereof, the Company, the Guarantors, if any, and the Trustee at any time and from time to time may amend this Indenture or enter into one or more indentures supplemental hereto without the consent of any Holder of a Security for any of the following purposes:

         (a)      to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Securities in addition to or in place of certificated Securities in a manner that does not materially adversely affect any Holder;

         (c) to provide for the assumption of the Company's or, if applicable, a Guarantor's obligations to the Holders of the Securities or a series by a successor pursuant to Article 5 or 12 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

         (f)      to add a Guarantor with respect to Securities of any series;

         (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.08 hereof;

         (h) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of Securities of any series as additional security for the payment and performance of the Company's or, if applicable, a Guarantor's obligations herein in any property or assets;

         (i) to add to, change or eliminate any of the provisions of this Indenture (which addition, change or elimination may apply to one or more series of Securities), provided that, any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such outstanding Security; or

         (j) to establish the form and terms of Securities of any series permitted by Sections 2.01 and 2.03(a) hereof, respectively.

         Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and, if applicable, the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Securities.

         Except as provided below in this Section 9.02, the Company and the Trustee may amend this Indenture or the Securities of any series with the consent of the Holders of at least a majority in principal amount of the Securities of such series then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Securities), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default with respect to a particular series of Securities (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on such Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or such Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities of such series voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Securities).

         Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and, if applicable, the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the

Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Securities under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof and except as otherwise provided below in this Section 9.02, the Holders of a majority in aggregate principal amount of the Securities of any series then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities of such series. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Securities of such series held by a non-consenting Holder):

         (a) change the Stated Maturity of, the principal of, or any installment of principal or interest on, any such Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon redemption thereof or reduce the amount of principal of or premium, if any, on any such Discount Security that would be due and payable upon a declaration of acceleration of maturity thereof pursuant to Section 6.02 hereof, or change the place of payment where, or change the coin or currency in which, any principal of, or any installment of interest on, any such Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

         (b) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) with respect to the Securities of such series provided for in this Indenture;

         (c)      modify any of the provisions of this Section 9.02 or Section
6.04 or 6.07 hereof, except to increase the percentage of outstanding Securities of such series required for such actions to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security of a series affected thereby;

         (d) release any applicable Guarantor from any of its obligations under its Security Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

         (e)      change such other matters as may be specified pursuant to
Section 2.03(a) hereof.

Section 9.03. Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Securities of any series shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Securities if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Securities.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security of a series thereafter authenticated. The Company in exchange for all Securities of a series may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Securities of such series that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
14.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.07. Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except to the extent otherwise set forth thereon.

                            ARTICLE 10. SINKING FUNDS

Section 10.01. Applicability of Article.

         The provisions of this Article 10 shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 2.03(a) hereof for Securities of such series.

         The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "Mandatory Sinking Fund Payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "Optional Sinking Fund Payment." If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 10.02 hereof. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of the Securities of such series.

Section 10.02. Satisfaction of Sinking Fund Payments with Securities.

         The Company (a) may deliver outstanding Securities of a series with the same issue date, interest rate and Stated Maturity (other than any previously called for redemption) and (b) may apply as a credit Securities of a series with the same issue date, interest rate and Stated Maturity which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of such series with the same issue date, interest rate and Stated Maturity; provided, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 10.03. Redemption of Securities for Sinking Fund.

         Not less than 60 days (or such shorter period as shall be acceptable to the Trustee) prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to
Section 10.02 hereof and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 hereof and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.03 hereof. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.04 and 3.06 hereof.

                            ARTICLE 11. SUBORDINATION

Section 11.01. Agreement to Subordinate.

         The Company agrees, and each Holder by accepting a Security agrees that, unless otherwise specified as contemplated by Section 2.03(a) hereof, the Indebtedness evidenced by the Security is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full of all Senior Debt with respect to such Security (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of such Senior Debt.

Section 11.02. Liquidation; Dissolution; Bankruptcy.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

         (a) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowable as a claim in such proceeding) before Holders of the Securities of a series shall be entitled to receive any payment with respect to such Securities (except that Holders may receive and retain (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

         (b) until all Obligations with respect to Senior Debt (as provided in clause (a) above) are paid in full, any distribution to which Holders of Securities of such series would be entitled but for this Article 11 shall be made to holders of Senior Debt (except that Holders of Securities or the Trustee, as the case may be, may receive and retain (A) Permitted Junior Securities, (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof, and (C) all amounts due to the Trustee under Section 7.07 hereunder), as their interests may appear.

Section 11.03. Default on Designated Senior Debt.

         (a) The Company may not make any payment or distribution in respect of the Securities of such series (other than (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) if:

                  (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt (a "payment default"); or

                  (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 11.12 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 11.03 unless and until (A) at least 360 days shall have elapsed since the delivery of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest, if any, on the Securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

         (b) The Company may and shall resume payments on and distributions in respect of the Securities of such series upon the earlier of:

                  (i) the date upon which the default is cured or waived or such Designated Senior Debt is discharged or paid in full, or

                  (ii)     in the case of a default referred to in clause (ii)
         Section 11.04(a) hereof 179 days pass after notice is received if the maturity of such Designated Senior Debt has not been accelerated.

Section 11.04. Acceleration of Securities.

         If payment of the Securities of such series is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

Section 11.05. When Distribution Must Be Paid Over.

         In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Securities of a series at a time when such payment is prohibited by Section 11.04 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt with respect to Securities of such series as their interests may appear or their Representative under this Indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to such Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt, except for amounts due to the Trustee under Section 7.07 hereof.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this

Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

Section 11.06. Notice by Company.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this Article 11, but failure to give such notice shall not affect the subordination of the Securities to Senior Debt as provided in this Article 11.

Section 11.07. Subrogation.

         After all Senior Debt is paid in full and until the Securities of a series are paid in full, Holders of Securities of such series shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities of such series) to the rights of holders of Senior Debt with respect to Securities of such series to receive distributions applicable to such Senior Debt to the extent that distributions otherwise payable to the Holders of Securities of such series have been applied to the payment of Senior Debt. A distribution made under this Article 11 to holders of Senior Debt that otherwise would have been made to Holders of Securities is not, as between the Company and Holders, a payment by the Company on the Securities.

Section 11.08. Relative Rights.

         This Article 11 defines the relative rights of Holders of Securities and holders of Senior Debt. Nothing in this Indenture shall:

                  (i) impair, as between the Company and Holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Securities in accordance with their terms;

                  (ii) affect the relative rights of Holders of Securities and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                  (iii) prevent the Trustee or any Holder of Securities from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Securities.

         If the Company fails because of this Article 11 to pay principal of, premium, if any, or interest on a Security on the due date, the failure is still a Default or Event of Default.

Section 11.09. Subordination May Not Be Impaired by Company.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by the failure of the Company to comply with this Indenture.

Section 11.10. Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders of Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.11. Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article 11. Only the Company or a Representative may give the notice. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 11.12. Authorization to Effect Subordination.

         Each Holder of Securities, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 11, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

Section 11.13. Trustee's Fees Not Subordinated.

         Nothing in this Article 11 will apply to amounts due to the Trustee pursuant to Section 7.07.

                         ARTICLE 12. SECURITY GUARANTEES

Section 12.01. Applicability of this Article.

         Except as otherwise specified as contemplated by Section 2.03(a) hereof, the provisions of this Article 12 will be applicable to any series of Securities which is to be guaranteed by one or more Guarantors.

Section 12.02. Guarantee.

         Subject to this Article 12, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of Securities of a particular series as to which it is a Guarantor authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities of such series or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities of such series will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and premium, if any, and interest on the Securities of such series, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities of such series or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         Subject to this Article 12, the Guarantors hereby, jointly and severally, agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities of a series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities of such series with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Security Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities of such series and this Indenture.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Security Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Security Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Security Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Security Guarantee.

Section 12.03. Subordination of Security Guarantee.

         Unless otherwise specified as contemplated by Section 2.03(a) hereof, the Obligations of each Guarantor under any series of Securities which are to be guaranteed pursuant to this Article 12 shall be junior and subordinated to the Senior Debt of such Guarantor with respect to such series of Securities on the same basis as the Securities are junior and subordinated to Senior Debt of the Company with respect to such series of Securities. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Securities pursuant to this Indenture, including Article 11 hereof.

Section 12.04. Limitation on Guarantor Liability.

         Each Guarantor, and by its acceptance of Securities of a series, each Holder, hereby confirms that it is the intention of all such parties that the Security Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Security Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Security Guarantee not constituting a fraudulent transfer or conveyance.

Section 12.05. Release of Guarantors.

         The Security Guarantee of a Guarantor with respect to any series of Securities will be released under the circumstances specified for such series of Securities pursuant to Section 2.03(a) hereof.

                     ARTICLE 13. SATISFACTION AND DISCHARGE

Section 13.01. Satisfaction and Discharge.

         Except as otherwise contemplated by 2.03(a) hereof, this Indenture will cease to be of further effect with respect to any series of Securities specified by the Company, and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when:

         (a)      either:

                  (i) all Securities of such series that have been authenticated (except lost, stolen or destroyed Securities of such series that have been replaced or paid and Securities of such series for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                  (ii) all Securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or, if applicable, any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the such Securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

         (b) the Company or, if applicable, any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

         (c) the Company or, if applicable, any Guarantor has delivered an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied or waived.

         Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 13.01, the provisions of Sections 13.02 and 8.06 hereof shall survive.

Section 13.02. Application of Trust Money.

         Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 13.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities of a series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations and, if applicable, any Guarantor's obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section
12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Securities of such series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Securities of such series to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                            ARTICLE 14. MISCELLANEOUS

Section 14.01. Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 14.02. Notices.

         Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Guarantor:

         EDO Corporation
         60 East 42nd Street
         42nd Floor
         New York, NY 10165
         Telecopier No.: (212) 716-2000
         Attention: General Counsel

         With a copy to:

         Dechert LLP
         4000 Bell Atlantic Tower
         1717 Arch Street
         Philadelphia, PA 19103
         Telecopier No.: (215) 994-4000
         Attention: Christopher G. Karras, Esq.

         If to the Trustee:

         [_____________]
         [_____________]
         [_____________]
         [_____________]
         Telecopier No.: [_____________]
         Attention: [_____________]

         The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication also shall be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 14.03. Communication by Holders of Securities with Other Holders of
               Securities.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 14.04. Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or waived; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or waived.

Section 14.05. Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied or waived; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied or waived.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Officer of the Company may be based insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion or representations is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 14.06. Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.07. No Personal Liability of Directors, Officers, Employees and
               Stockholders.

         No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Securities, the Security Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 14.08. Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURITIES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 14.09. No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10. Successors.

         All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each applicable Guarantor in this Indenture shall bind its successors, except as otherwise provided pursuant to
Section 12.05 hereof.

Section 14.11. Severability.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.12. Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.13. Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of [__________]

                                           EDO CORPORATION

                                           By:  ________________________________
                                                Name:
                                                Title:

                                           [______________]

                                           By:  ________________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT A

                               [Face of Security]

                                                              CUSIP ____________

                              [TITLE OF SECURITIES]

No. ___                                                       $____________

                                 EDO CORPORATION

promises to pay to ___________________________________or registered assigns, the principal sum of ___________________________________________________________
Interest Payment Dates [____________] and [____________], commencing on [______]
Record Dates:  [______________]  and [______________]

Dated:  _______________, ____

                                           EDO CORPORATION

                                           By:  ________________________________
                                                Name:
                                                Title:

                                           By:  ________________________________
                                                Name:
                                                Title:

Title: This is one of the Securities referred to in the within-mentioned Indenture:

[______________],
   as Trustee

By:  ___________________________
     Authorized Officer

                               [Back of Security]

                              [TITLE OF SECURITIES]

[Insert the Global Security Legend, if applicable pursuant to the provisions of this Indenture]

[Insert any legend required by the Internal Revenue Code and the regulations thereunder]

         Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

         1.       Interest.

         EDO Corporation, a Delaware corporation (herein the "Company" which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________, or registered assigns, the principal sum of _________ [Dollars] [if other than Dollars, substitute other currency units] on ________, _____ [if the Security is to bear interest prior to Stated Maturity, insert -- , and to pay interest thereon from _______________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for], [semiannually] [if other than semi-annual interest at a fixed rate, insert frequency of payment and payment dates] on _______ and _______ in each year, commencing ___________, and at the Stated Maturity thereof, at [if the Security is to bear interest at a fixed rate, insert -- the rate of __% per annum], [if the Security is to bear interest at a rate determined with reference to one or more formula, refer to description index below] until the principal hereof is paid or made available for payment] [if applicable, insert -- , and (to the extent that the payment of such interest shall be legally enforceable) at [if the Security is to bear interest at a fixed rate, insert -- the rate of % per annum on any overdue principal and premium and on any overdue installment of interest from the dates such amounts are due until they are paid or made available for payment]. Interest shall be computed on the basis of [a 360-day year of twelve 30-day months] [if another basis of calculating interest is to be different, insert a description of such method.]

         2.       Method of Payment.

         The Company will pay interest on the Securities on each [___] and [___] to the Persons who are registered Holders of the relevant Securities at the close of business on the [___] or [___] next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of this Indenture with respect to Defaulted Interest. The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose in [___], [if applicable, insert --; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the list provided by the Company to the Registrar and provided, further, that if this Security is a Global Security, payment may be made pursuant to the applicable procedures of the Depositary as permitted in said Indenture]. Such payment shall be in such coin or currency of [the United States of America] [insert other currency or currency unit, if applicable] as at the time of payment is legal tender for payment of public and private debts.

         3.       Paying Agent and Registrar.

         Initially, the Trustee under this Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4.       Indenture.

         This Security is one of a duly authorized issue of Securities of the Company issued and to be issued in one or more series under an Indenture, dated as of ________, _____ (herein called the "Indenture"), between the Company and _______________, as Trustee (herein called the "Trustee" which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in this Indenture and those made part of this Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Securities are subject to all such terms, and Holders are referred to this Indenture and such Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         5.       Redemption.

         [If applicable, insert -- The Securities of this series are subject to redemption upon not less than 30 days notice by mail, [if applicable, insert --
(1) on _________ in any year commencing with the year _____ and ending with the year _____ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert -- on or after ________, _____], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): if redeemed [if applicable insert -- on or before ________, ___%, and if redeemed] during the 12-month period beginning of the ________ years indicated,

Year              Redemption Price         Year                 Redemption Price

and thereafter at a Redemption Price equal to ______% of the principal amount, together in the case of any such redemption [if applicable, insert -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such

Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

         [If applicable, insert -- The Securities of this series are subject to redemption upon not less than 30 days notice by mail, (1) on ________ in any year commencing with the year _____ and ending with the year _____ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert -- on or after ____________], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning ___________ of the years indicated,

Year     Redemption Price for Redemption       Redemption Price for Redemption
      Through Operation of the Sinking Fund  Otherwise Than Through Operation of
                                                     the Sinking Fund

and thereafter at a Redemption Price equal to ___% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof, all as provided in the Indenture.]

         [If applicable, insert -- The sinking fund for this series provides for the redemption on ________ in each year beginning with the year ____ and ending with the year _____ of [if applicable, insert -- not less than $_____________ ("mandatory sinking fund") and not more than] $___________ aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [if applicable, insert -- mandatory] sinking fund payments otherwise required to be made [if applicable, insert -- in the inverse order in which they become due].]

         [If applicable, insert -- The Securities are subject to redemption, as a whole at any time or in part from time to time, at the sole election of the Company, upon not less than 30 or more than 60 days notice by mail to the Trustee at a Redemption Price equal to $____.]

         [If applicable, insert -- The Holder of this Security shall have the right to require the Company to pay this Security in full on ____________, __ by giving the Company or the Registrar written notice of the exercise of such right not less than 30 or more than 60 days prior to such date.]

         [If the Security is subject to redemption, insert -- In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

         [If applicable, insert -- This Security is not subject to redemption prior to maturity.]

         6.       Denominations, Transfer, Exchange.

         [If applicable, insert -- The Securities of this series are issuable only in registered form without coupons in denominations of $___________ and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. A Holder may register the transfer or exchange of the Security as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

         [If applicable, insert -- The Securities of this series will be represented by one or more Global Securities registered in the name of ____________, (the "Depositary"), or a nominee of the Depositary. So long as the Depositary, or its nominee, is the registered holder and owner of this Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Securities for all purposes under the Indenture. The Global Security may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary. The Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Global Security to the accounts of institutions that have accounts with the Depositary or its nominee ("participants"). Ownership of beneficial interests in a Global Security will be shown on, and the transfer of those ownership interests will be effected through, records maintained by the Depositary (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such Global Security).]

         [If applicable, insert -- The Securities represented by this Global Security are exchangeable for Securities in permanent form of like tenor as such Global Security in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company in its discretion at any time determines not to have all of the Securities of this series represented by the Global Security and notifies the Trustee thereof, or (iii) an Event of Default has occurred and is continuing with respect to the Securities. Any Security that is exchangeable pursuant to the preceding sentence is exchangeable only for Securities of this series.]

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         7.       Persons Deemed Owners.

         The registered Holder of a Security may be treated as its owner for all purposes.

         8.       Amendment, Supplement and Waiver.

         Subject to certain exceptions, this Indenture and the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of each series affected by such amendment or supplement and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities of each series affected by such waiver. Without the consent of any Holder of a Securities of each series affected by such amendment or supplement, this Indenture and the Securities may be amended or supplemented to, among other things, (a) cure any ambiguity, defect or inconsistency; (b) provide for uncertificated Securities in addition to or in place of certificated Securities; (c) provide for the assumption of the Company's obligations to Holders of the Securities in case of a merger or consolidation; (d) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights under the Indenture of any Holder; (e) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; (f) to allow any Guarantor to execute a supplemental indenture to this Indenture; (g) evidence or provide for acceptance of appointment of a successor Trustee; (h) mortgage, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of Securities of any series as additional security for the payment and performance of the Company's or, if applicable, the Guarantor's obligations herein in any property or assets; or (i) add to, change or eliminate any of the provisions of this Indenture (which addition, change or elimination may apply to one or more series of Securities), provided that, any such addition, change or elimination set forth in clause (i) above (A) shall neither (x) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (y) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such outstanding Security.

         9.       Defaults and Remedies.

         Events of Default include: (a) default for 30 days in the payment when due of interest on the Securities; (b) default in payment when due of principal of or premium, if any, on the Securities; (c) failure by the Company to comply with Section 5.01 of the Indenture; (d) failure by the Company for 60 days to comply with certain other agreements in this Indenture or the Securities; (e) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; and (f) except as permitted by the Indenture, any applicable Security Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor's Security Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency involving the Company, all outstanding Securities will become due and payable without further action or notice. Holders may not enforce this Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Securities. The Company is required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         10.      Trustee Dealings with Company.

         The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         11.      No Recourse Against Others.

         A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

         12.      [If applicable, insert - Guarantees.

         The payment by the Company of the principal of and interest on the Security is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors on the terms set forth in the Indenture.]

         13.      Authentication.

         This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         14.      Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

         15.      Subordination.

         Each Holder by accepting a Security agrees that the payment of principal, premium and if any, interest, on each Security is subordinated in right of payment, to the extent and in the manner provided in Article 11 of the Indenture, to the prior payment in full of all existing and future Senior Debt (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and the subordination is for the benefit of holders of Senior Debt.

         16.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of this Indenture. Requests may be made to:

EDO Corporation
60 East 42nd Street
42nd Floor
New York, NY 10165

                           Attention: General Counsel

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:_______________________________
                                                 (Insert assignee's legal name)

________________________________________________________________________________
                                   (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _____________________________________________________ to
transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: _______________

                                           Your Signature:______________________
                                           (Sign exactly as your name appears on
                                           the face of this Security)

Signature Guarantee*:____________________________

----------------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY*

         The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

                                                                              Principal Amount of
                        Amount of decrease in      Amount of increase in     this Global Security
                       Principal Amount of this     Principal Amount of     following such decrease
Date of Exchange           Global Security         this Global Security          (or increase)
---------------------------------------------------------------------------------------------------

-----------------------
* This schedule should be included only if the Security is issued in global form.